Exhibit 32.1

                            CERTIFICATION PURSUANT TO
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                             18 U.S.C. SECTION 1350,
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                             AS ADOPTED PURSUANT TO
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                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
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     In connection  with the Quarterly  Report of Petrol  Industries,  Inc. (the
"Company") on Form 10-QSB/A for the period ended September 30, 2005, as filed with the Securities and Exchange commission on the date hereof (the "Report"), the undersigned certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

i. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

ii. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Petrol Industries, Inc. and will be retained by Petrol Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


Dated: January 23, 2006              /s/ David Taylor
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                                     David A. Taylor
                                     Chief Executive Officer and Chief Financial
                                     Officer